UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, United America Indemnity, Ltd. (the "Company") entered into a Separation Agreement, effective February 7, 2005, with David R. Bradley (the "Separation Agreement"). As previously announced by the Company, Mr. Bradley resigned as the Company’s CEO effective February 7, 2005. The terms of the Separation Agreement include, but are not limited to, the following:

(1) Mr. Bradley will receive severance in accordance with the terms of the Separation Agreement.

(2) The Company and Fox Paine & Company, LLC will seek to have certain restrictions on sale of shares of common stock owned by Mr. Bradley lifted.

(3) Mr. Bradley will continue to be subject to the non-compete, non-solicit, no-hire and confidentiality restrictions contained in the Letter Agreement, dated November 7, 2003, by and between Mr. Bradley and the Company for a period of 6 months.

(4) Mr. Bradley will be prohibited from disparaging or inducing others to disparage the Company, and has agreed to release the Company from certain claims. In return, the Company has agreed to release Mr. Bradley from certain limited claims.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description
10.1 Agreement dated March 4, 2005, between the Company and David R. Bradley.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

March 10, 2005	By:	/s/ Richard S. March

Name: Richard S. March
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement